Exhibit 99.1

FOR IMMEDIATE RELEASE
29903 Agoura Road, Agoura Hills, California 91301
Telephone: 818 871-5000 Fax: 818 871-7400	Julie MacMedan

THQ/Investor Relations
818/871-5125

Liz Pieri
THQ/Media Relations
818/871-5061

THQ FISCAL 2007 SECOND QUARTER NET SALES UP 68%;
COMPANY REPORTS PRELIMINARY Q2 FINANCIAL RESULTS

– Company Raises Full Year Net Sales and EPS Guidance –

AGOURA HILLS, Calif. – November 3, 2006 - THQ Inc. (NASDAQ: THQI) today announced preliminary financial results for the second quarter of fiscal 2007 and raised its net sales and EPS guidance for the full fiscal year.  The financial results and guidance reported today do not take into account any adjustments that may be required in connection with the previously announced ongoing review of THQ’s stock option grant practices, discussed more fully below, and should be considered preliminary until THQ files its Quarterly Report on Form 10-Q for the second quarter of fiscal 2007.

THQ’s fiscal 2007 second quarter net sales increased 68% to $240.2 million, from $142.7 million a year ago, on robust sales of owned and internally developed new original properties Saints Row™ and Company of Heroes™, and continued sales of games based on Disney•Pixar’s Cars, reflecting the game’s wider international release.

The company reported fiscal 2007 second quarter net income of $12.6 million, or $0.19 per diluted share, which included equity-based compensation of $0.06 per share, related to the adoption of FAS 123(R).   On a non-GAAP basis, excluding equity-based compensation expense, net income was $16.4 million, or $0.25 per diluted share.  For the second quarter of fiscal 2006, THQ reported a net loss of $1.4 million, or $0.02 per share.  A reconciliation of non-GAAP results to GAAP results is provided in the accompanying financial tables.

For the six months ended September 30, 2006, net sales increased 26% to $379.0 million, from $300.7 million for the same period a year ago.  THQ reported fiscal 2007 first half net income of $518,000, or $0.01 per diluted share, which included equity-based compensation of $0.08 per share, related to the adoption of FAS 123(R).   On a non-GAAP basis, excluding equity-based compensation expense, net income was $5.9 million, or $0.09 per diluted share.  For the prior-year period, THQ reported a net loss of $5.4 million, or $0.09 per share.  A reconciliation of non-GAAP results to GAAP results is provided in the accompanying financial tables.

-more-

Results Subject to Stock-Based Compensation Review

As previously announced, the company received a letter of informal inquiry from the United States Securities and Exchange Commission (“SEC”) relating to its stock option grant practices.  The company’s board of directors appointed a special committee which, with the assistance of independent legal counsel and outside accounting experts, is investigating the company’s stock option grant practices and overseeing the company’s response to the SEC.  To date, this investigation has determined that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past are likely to differ from the recorded grant dates of such awards reflected in the company’s historical financial statements.  As a result, the company believes that it is likely to need to adjust the preliminary financial information presented in this release, and to restate certain historical financial statements to record additional non-cash stock-based compensation expense and related cash and non-cash tax adjustments related to past stock option grants.  The company has not yet determined the amount of such charges, the resulting tax and accounting impact, whether the impact on its current financial statements will be material, or what historical periods require restatement. In light of the investigation, the company currently expects that it will not file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2007 in a timely manner.  The company intends to file this Quarterly Report as soon as practicable following completion of the special committee investigation.

Business Update

“THQ’s outstanding second quarter results demonstrate the power of our balanced mix of owned properties and games based on world-class brands,” said Brian Farrell, THQ president and CEO.  “During the quarter, THQ’s Studio System delivered two ground-breaking original titles, Saints Row on Xbox 360 and Company of Heroes on PC.  We have established two significant new franchises that we view as important pillars of our growth for many years to come.”

THQ’s holiday line-up will be led by WWE® SmackDown® vs. Raw® 2007 on multiple platforms including the Microsoft Xbox 360™, a full line-up of Nickelodeon titles on multiple platforms including the Nintendo Wii™, Cars on the Xbox 360 and the Nintendo Wii, Bratz™ Forever Diamondz™, Destroy All Humans!® 2, The Sopranos® and Warhammer® 40,000™: Dawn of War: Dark Crusade™.  The company also expects strong sales of Saints Row and Company of Heroes to continue through the holidays.

“We look forward to launching games based on our biggest brands this holiday, including four titles for the Nintendo Wii,” said Farrell.  “THQ’s holiday line-up demonstrates our significant breadth of product for gamers on current and next-generation consoles, handhelds, PC and wireless.”

The company reported the following second quarter highlights:

•                  Saints Row was the #1 title by value in September according to The NPD Group (NPD). More than one million units of Saints Row shipped during the quarter

•                  Cars videogames ranked #1 in the UK for the quarter ended September 30 2006, according to UK Chart Track.  Cars has now shipped more than four million units life-to-date

•                  Company of Heroes was the #1 PC title by value in September according to NPD.  The game achieved a 96% rating from PC Gamer, the highest ever for a Real-Time-Strategy game

•                  THQ is the #1 independent publisher on the Nintendo DS year-to-date, according to NPD

Financial Guidance

THQ raised its guidance for the 2007 full fiscal year and provided initial guidance for the third and fourth fiscal quarters of 2007:

•                  For the 2007 fiscal year, the company now expects to report net sales in the range of $925 million to $975 million and net income in the range of $0.95 to $1.05 per diluted share.  This excludes forecasted equity-based compensation expense of $0.18 per diluted share.

•                  For the third quarter of fiscal 2007, the company expects net sales in the range of $400 million to $425 million and net income in the range of $0.69 to $0.74 per diluted share.  This excludes forecasted equity-based compensation expense of $0.04 per diluted share.

•                  For the fourth quarter of fiscal 2007, the company expects net sales in the range of $145 million to $170 million and net income in the range of $0.17 to $0.22 per diluted share.  This excludes forecasted equity-based compensation expense of $0.04 per diluted share.

Non-GAAP Measures

THQ makes reference to certain non-GAAP measures, including operating income, certain expenses (including sales and marketing, product development, general and administrative), net income and net income per share for the second quarter and first six months of fiscal 2007, which exclude equity-based compensation to allow for a better comparison of results in the current period to those in prior periods that did not include FAS 123(R) equity-based compensation.  THQ’s reference to these measures should not be considered in isolation but in addition to results that are presented as consistent with GAAP.  These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and provide further information for comparative purposes due to the adoption of the new accounting standard FAS 123(R).  Specifically, the company believes the non-GAAP measures provide useful information to investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.

Investor Conference Call

THQ will host a conference call to discuss fiscal second quarter results today at 11:00 a.m. Eastern/8:00 a.m. Pacific. Please dial (866) 711-8198 or (617) 597-5327, access code 64321657 to listen to the call or visit the THQ Inc. Investor Relations home page at www.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through November 8, 2006, by dialing (888) 286-8010 or (617) 801-6888, access code 45016792.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, Company of Heroes, Destroy All Humans!, Saints Row , and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the fiscal 2007 third and fourth quarter and full year and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  THQ did not retain nor otherwise influence The NPD Group, Inc. or UK Chart-Track.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2006, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The forward-looking statements in this release, including guidance on expected results for the third and fourth quarter of fiscal 2007 and the fiscal year ending March 31, 2007, are subject to a number of risks and uncertainties associated with matters relating to the company’s stock option grant practices, which could cause actual results to vary, perhaps materially, and the expected results may not occur.  It is uncertain the extent to which the company’s historical and future financial statements will be affected.  In addition, we cannot predict the response by the SEC to the special committee’s findings in response to the SEC’s informal inquiry previously announced by the company on August 7, 2006 or the outcome of the stockholder derivative litigation.  In addition, the company does not expect to be in a position to file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2007 on a timely basis.  This delay could have an adverse effect on the ability of the company to maintain its listing on the NASDAQ Global Select Market.  Finally, the costs to the company of the ongoing review, the SEC inquiry and the derivative litigation could be material.

Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that

THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2006, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ Inc. and Subsidiaries

Preliminary(1) Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005(3)	2006	2005(3)
Net sales	$240,197	$142,692	$379,026	$300,659

Costs and expenses:
Cost of sales	77,016	48,009	126,007	103,535
License amortization and royalties	20,831	10,735	37,144	24,459
Software development amortization (2)	43,656	24,450	68,947	47,795
Product development (2)	24,949	23,618	51,185	44,738
Selling and marketing (2)	38,697	25,688	65,408	61,647
Payment to venture partner	773	677	1,482	2,589
General and administrative (2)	19,429	12,949	34,955	27,134
Total costs and expenses	225,351	146,126	385,128	311,897
Income (loss) from operations	14,846	(3,434)	(6,102)	(11,238)
Interest and other income, net	3,772	1,379	6,512	3,527
Income (loss) before income taxes and minority interest	18,618	(2,055)	410	(7,711)
Income taxes	6,044	(637)	35	(2,390)
Income (loss) before minority interest	12,574	(1,418)	375	(5,321)
Minority interest	45	3	143	(54)
Net income (loss)	$12,619	$(1,415)	$518	$(5,375)
Net income (loss) per share – basic	$0.20	$(0.02)	$0.01	$(0.09)
Net income (loss) per share – diluted	$0.19	$(0.02)	$0.01	$(0.09)
Shares used in per share calculation – basic	64,513	62,299	64,414	61,904
Shares used in per share calculation – diluted	66,750	62,299	66,641	61,904

(1) The information contained in these preliminary unaudited consolidated financial statements may be subject to significant adjustment.  For additional information, please refer to the accompanying news release dated November 3, 2006.

(2) Supplemental information of equity-based compensation expense included in:

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
Software development amortization	$163	$—	$163	$—
Product development	585	13	1,380	48
Selling and marketing	740	661	1,133	685
General and administrative	3,332	142	5,240	409
Total equity-based compensation	$4,820	$816	$7,916	$1,142

(3) Certain reclassifications have been made to the prior period’s unaudited consolidated statement of operations to conform to the current period presentation.

THQ Inc. and Subsidiaries

Preliminary(1) Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share data)

	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
	GAAP	Adjustments (a)		Non-GAAP	GAAP(d)	Adjustments (a)		Non-GAAP
Net sales	$240,197	$—		$240,197	$142,692	$—		$142,692

Costs and expenses:
Cost of sales	77,016	—		77,016	48,009	—		48,009
License amortization and royalties	20,831	—		20,831	10,735	—		10,735
Software development amortization	43,656	(163	)(b)	43,493	24,450	—		24,450
Product development	24,949	(585	)(b)	24,364	23,618	(13	)(b)	23,605
Selling and marketing	38,697	(740	)(b)	37,957	25,688	(661	)(b)	25,027
Payment to venture partner	773	—		773	677	—		677
General and administrative	19,429	(3,332	)(b)	16,097	12,949	(142	)(b)	12,807
Total costs and expenses	225,351	(4,820)		220,531	146,126	(816)		145,310
Income (loss) from operations	14,846	4,820		19,666	(3,434)	816		(2,618)
Interest and other income, net	3,772	—		3,772	1,379	—		1,379
Income (loss) before income taxes and minority interest	18,618	4,820		23,438	(2,055)	816		(1,239)
Income taxes	6,044	1,072	(c)	7,116	(637)	304	(c)	(333)
Income (loss) before minority interest	12,574	3,748		16,322	(1,418)	512		(906)
Minority interest	45	—		45	3	—		3
Net income (loss)	$12,619	$3,748		$16,367	$(1,415)	$512		$(903)
Net income (loss) per share — basic	$0.20			$0.25	$(0.02)			$(0.01)
Net income (loss) per share — diluted	$0.19			$0.25	$(0.02)			$(0.01)
Shares used in per share calculation — basic	64,513			64,513	62,299			62,299
Shares used in per share calculation — diluted	66,750			66,750	62,299			62,299

(1)The information contained in these preliminary unaudited consolidated financial statements may be subject to significant adjustment.  For additional information, please refer to the accompanying news release dated November 3, 2006.

Notes:

(a)             See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b)            Equity-based compensation expense recorded under FAS 123(R) in fiscal 2006 and APB 25 in fiscal 2005 (prior to the Company’s adoption of FAS 123(R) on April 1, 2006).

(c)             Income tax associated with equity-based compensation.

(d)            Certain reclassifications have been made to the prior period’s unaudited consolidated statement of operations to conform to the current period presentation.

THQ Inc. and Subsidiaries

Preliminary(1) Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share data)

	Six Months Ended September 30, 2006				Six Months Ended September 30, 2005
	GAAP	Adjustments (a)		Non-GAAP	GAAP(d)	Adjustments (a)		Non-GAAP
Net sales	$379,026	$—		$379,026	$300,659	$—		$300,659

Costs and expenses:
Cost of sales	126,007	—		126,007	103,535	—		103,535
License amortization and royalties	37,144	—		37,144	24,459	—		24,459
Software development amortization	68,947	(163	)(b)	68,784	47,795	—		47,795
Product development	51,185	(1,380	)(b)	49,805	44,738	(48	)(b)	44,690
Selling and marketing	65,408	(1,133	)(b)	64,275	61,647	(685	)(b)	60,962
Payment to venture partner	1,482	—		1,482	2,589	—		2,589
General and administrative	34,955	(5,240	)(b)	29,715	27,134	(409	)(b)	26,725
Total costs and expenses	385,128	(7,916)		377,212	311,897	(1,142)		310,755
Income (loss) from operations	(6,102)	7,916		1,814	(11,238)	1,142		(10,096)
Interest and other income, net	6,512	—		6,512	3,527	—		3,527
Income (loss) before income taxes and minority interest	410	7,916		8,326	(7,711)	1,142		(6,569)
Income taxes	35	2,547	(c)	2,582	(2,390)	429	(c)	(1,961)
Income (loss) before minority interest	375	5,369		5,744	(5,321)	713		(4,608)
Minority interest	143	—		143	(54)	—		(54)
Net income (loss)	$518	$5,369		$5,887	$(5,375)	$713		$(4,662)
Net income (loss) per share – basic	$0.01			$0.09	$(0.09)			$(0.08)
Net income (loss) per share – diluted	$0.01			$0.09	$(0.09)			$(0.08)
Shares used in per share calculation – basic	64,414			64,414	61,904			61,904
Shares used in per share calculation – diluted	66,641			66,641	61,904			61,904

(1)The information contained in these preliminary unaudited consolidated financial statements may be subject to significant adjustment.  For additional information, please refer to the accompanying news release dated November 3, 2006.

Notes:

(a)             See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b)            Equity-based compensation expense recorded under FAS 123(R) in fiscal 2006 and APB 25 in fiscal 2005 (prior to the Company’s adoption of FAS 123(R) on April 1, 2006).

(c)             Income tax associated with equity-based compensation.

(d)            Certain reclassifications have been made to the prior period’s unaudited consolidated statement of operations to conform to the current period presentation.

THQ Inc. and Subsidiaries

Preliminary(1) Unaudited Consolidated Balance Sheets

(In thousands)

	September 30,	March 31,
	2006	2006
ASSETS
Cash, cash equivalents and short-term investments	$283,796	$371,637
Accounts receivable, net	109,921	78,876
Inventory	42,445	28,620
Licenses	46,613	20,849
Software development	123,618	91,843
Income taxes receivable	8,199	6,832
Prepaid expenses and other current assets	36,299	12,420
Total current assets	650,891	611,077
Property and equipment, net	41,314	37,485
Licenses, net of current portion	58,169	60,623
Software development, net of current portion	21,793	17,236
Income taxes receivable, net of current portion	10,273	10,273
Goodwill	95,425	90,872
Other long-term assets, net	20,870	23,048
TOTAL ASSETS	$898,735	$850,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$58,083	$34,871
Accrued and other current liabilities	112,305	109,421
Deferred income taxes	1,366	3,578
Total current liabilities	171,754	147,870
Other long-term liabilities	55,808	60,323
Deferred income taxes, net of current portion	10,272	10,272
Total liabilities	237,834	218,465
Minority interest	1,278	1,340
Total stockholders’ equity	659,623	630,809
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$898,735	$850,614

(1)The information contained in these preliminary unaudited consolidated financial statements may be subject to significant adjustment.  For additional information, please refer to the accompanying news release dated November 3, 2006.

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
Platform Revenue Mix
Consoles
Microsoft Xbox 360	21.8%	0.0%	17.0%	0.0%
Microsoft Xbox	2.2	14.8	3.5	21.3
Nintendo Game Cube	6.5	11.0	7.2	6.3
Sony PlayStation 2	20.6	31.3	22.5	34.9
	51.1	57.1	50.2	62.5

Handheld
Nintendo Dual Screen	9.5	1.0	9.4	0.5
Nintendo Game Boy Advance	13.7	21.8	14.1	19.2
Sony PlayStation Portable	7.0	0.0	7.3	0.0
Wireless	2.9	6.3	3.8	6.4
	33.1	29.1	34.6	26.1

PC	15.8	12.7	15.1	10.7
Other	0.0	1.1	0.1	0.7
	100.0%	100.0%	100.0%	100.0%

Geographic Revenue Mix
Domestic	55.2%	63.2%	56.9%	58.7%
Foreign	44.8	36.8	43.1	41.3
	100.0%	100.0%	100.0%	100.0%